UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 31, 2007

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

In connection with the resignation of Robb S. Chase, President, International of Papa John’s International, Inc. (the “Company”), the Employment Agreement between the Company and Mr. Chase, dated August 25, 2006 (the “Employment Agreement”), will terminate on June 22, 2007, the effective date of Mr. Chase’s resignation.  Pursuant to the terms of the Employment Agreement, Mr. Chase is not entitled to any further salary, bonus, incentive payments, severance or any other benefits other than amounts accrued prior to the effective date of the termination.  In addition, pursuant to the terms of the Employment Agreement, Mr. Chase agreed to certain non-compete provisions that survive the termination of the Employment Agreement for a period of three years from the effective date of his resignation.  The Employment Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2006.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number	Description

99.1	Papa John’s International, Inc. press release dated May 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: June 1, 2007	/s/ J. David Flanery
J. David Flanery
Senior Vice President and
Chief Financial Officer